Exhibit 5.1

November 27, 2019

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

Ladies and Gentlemen:

We have acted as counsel to Chanticleer Holdings, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-4 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides for the registration by the Company of up to 211,453,835 shares of its common stock, par value $0.0001 (the “Shares”) upon the consummation of the merger (the “Merger”) of Biosub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Chanticleer Merger Sub”), with and into Sonnet BioTherapeutics, Inc., a New Jersey corporation (“Sonnet”), pursuant to the Agreement and Plan of Merger and Reorganization, dated October 10, 2019 by and among the Company, Chanticleer Merger Sub and Sonnet (the “Merger Agreement”). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement in the form to be filed with the Commission on the date hereof, the Merger Agreement, the Company’s Certificate of Incorporation, as amended, and Bylaws, as amended, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and representatives of the Company.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws the laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

In rendering this opinion, we have assumed that, prior to the issuance of any of the Shares, (i) the amendment to the Company’s Certificate of Incorporation, as currently in effect, to effect the Reverse Split and Stock Increase shall be filed with the Secretary of State of the State of Delaware, (ii) all other approvals for the issuance of the Shares referred to in the Registration Statement have become effective and (iii) no shares of capital stock of the Company are issued or commitments to issue capital stock made by the Company prior to consummation of the Merger, except as expressly permitted by the Merger Agreement.

Based upon and subject to the foregoing, it is our opinion that, when the Registration Statement has been declared effective and the Shares have been issued and paid for in the manner contemplated by, and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

LIBERTAS LAW GROUP, INC.

/s/ Libertas Law Group, Inc.

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